                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12



                          CROSSWORLDS SOFTWARE, INC.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                          CROSSWORLDS SOFTWARE, INC.
                             577 Airport Boulevard
                             Burlingame, CA 94010


                               ----------------

                   Notice of Annual Meeting of Stockholders
                            To Be Held May 22, 2001

                               ----------------

   On Tuesday, May 22, 2001, CrossWorlds Software, Inc., a Delaware corporation (the "Company"), will hold its Annual Meeting of Stockholders at the Sheraton Gateway Hotel, located at 600 Airport Boulevard, Burlingame, California. The meeting will begin at 10:00 a.m. local time.

   Only stockholders who owned stock at the close of business on April 6, 2001 can vote at this meeting or any adjournment that may take place. At the meeting we will:

     .  Elect a Board of Directors to serve until the next Annual Meeting.

     . Ratify the appointment of KPMG LLP as our independent auditors for the 2001 fiscal year.

     .  Transact any other business properly brought before the meeting.

   You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

   Our Board of Directors recommends that you vote in favor of each of the proposals outlined in the Proxy Statement.

   We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

   At the meeting, we will also report on our business results and other matters of interest to stockholders.

                                         By Order of the Board of Directors,

                                         /s/ James W. Budge
                                         James W. Budge
                                         Chief Financial Officer and Assistant
                                          Secretary

Burlingame, California
April 23, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                          CROSSWORLDS SOFTWARE, INC.
                             577 Airport Boulevard
                             Burlingame, CA 94010

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                 May 22, 2001

   Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

   The Board set April 6, 2001 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 26,530,274 shares of common stock were outstanding on the record date.

   Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report, will be mailed to stockholders on or about April 23, 2001.

   In this Proxy Statement:

  . ""We," "us," "our," the "Company" and "CrossWorlds" refer to CrossWorlds Software, Inc.

  .  ""Annual Meeting" or "Meeting" means our 2001 Annual Meeting of
     Stockholders

  .  ""Board of Directors" or "Board" means our Board of Directors

  .  ""SEC'' means the Securities and Exchange Commission

   We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

   The Annual Meeting is being held on Tuesday, May 22, 2001 at 10:00 a.m. local time at the Sheraton Gateway Hotel located at 600 Airport Boulevard, Burlingame, California.

Purpose Of The Proxy Statement And Proxy Card

   You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 6, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

   When you sign the proxy card, you appoint Alfred J. Amoroso and James W. Budge as your representatives at the meeting. Alfred J. Amoroso and James W. Budge will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year's Annual Meeting

   You are being asked to vote on:

  .  The election of directors to serve on our Board of Directors.

  . The ratification of our appointment of KPMG LLP as our independent auditors for the 2001 fiscal year.

   The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

 You may vote by mail.

   To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

 You may vote in person at the meeting.

   We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

 You may change your mind after you have returned your proxy.

   If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

  . signing another proxy with a later date and sending it in prior to the Meeting, or

  .  voting in person at the Annual Meeting.

Multiple Proxy Cards

   If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

   Shares are counted as present at the Meeting if the stockholder either:

  .  is present and votes in person at the Meeting, or

  .  has properly submitted a proxy card.

   A majority of our outstanding shares as of the record date must be present at the Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

   If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

  .  vote your shares on routine matters, or

  .  leave your shares unvoted.

   Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

   Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on any matter for which the broker does not have voting authority.

   We encourage you to complete, sign and return your proxy card to avoid the possibility of a broker non-vote and ensure that your shares are voted at the Meeting.

Effect Of Abstentions

   Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

   Assuming a quorum is present, nominees receiving the highest number of yes votes will be elected as directors. The ratification of the independent auditors will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; Use Of Outside Solicitors

   The Company is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

Voting Procedures

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of EquiServe Trust Company, N.A., our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

   The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR the ratification of KPMG LLP as the Company's independent auditors for the 2001 fiscal year, and as the proxy holders deem desirable for any other matters that may come before the Meeting.

   We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

   We will announce preliminary voting results at the Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001, which we will file with the SEC. You can get a copy by contacting Brian Stebbins, Investor Relations, at (650) 685-9000 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

   We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Alfred J. Amoroso and James W. Budge to vote on such matters at their discretion.

Proposals For 2002 Annual Meeting

   To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by December 24, 2001 to Stacey Giamalis, Secretary, CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, CA 94010.

   If you submit a proposal for the 2002 Annual Meeting after February 21, 2002, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2002 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

Undertaking

   An Annual Report for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement. In addition, upon written request, we will provide you without charge with a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2000. Such request should be sent to the attention of Brian Stebbins, Investor Relations, CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, CA 94010. The Form 10-K may also be accessed via the Internet from the Securities and Exchange Commission website, www.sec.gov.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   We have nominated six candidates for election to the Board this year. Detailed information on each of the nominees is provided below.

   All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each nominee listed has consented to serve as a director.

Vote Required

   If a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the six nominees named here. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

   The names of the nominees, their ages as of April 6, 2001, and certain other information about them are set forth below:

             Name            Age      Principal Occupation       Director Since
             ----            ---      --------------------       --------------
   Alfred J. Amoroso........  51 Chief Executive Officer and          1999
                                 President of the Company

   Katrina A. Garnett.......  39 Chairman of the Board of             1996
                                 Directors of the Company

   Terence J. Garnett.......  43 Managing Director, Garnett           1996
                                 Capital

   Andrew K. Ludwick(1)(2)..  55 Advisor                              1997

   Albert A. Pimentel(1)....  45 Partner, Redpoint Ventures           1999

   Colin F. Raymond(1)......  30 Partner, Soros Private Equity        1999
                                 Partners

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

   Alfred J. Amoroso has served as President, Chief Executive Officer and a director of CrossWorlds since October 1999. Mr. Amoroso served as General Manager of IBM Global Services Asia Pacific from May 1997 to October 1999. From 1993 to 1997, Mr. Amoroso held various other management positions at IBM, including General Manager of the Worldwide Insurance Business Unit, General Manager of the North American Insurance Business Unit and Vice President of the Insurance Consulting Practice. Prior to IBM, Mr. Amoroso held various positions at Price Waterhouse, now PricewaterhouseCoopers, from 1985 to 1993 including Lead Technology Partner and partner in charge of the Worldwide Insurance Consulting Practice. Prior to Price Waterhouse, Mr. Amoroso founded Computech Corporation, an information technology consulting and development firm, in 1977 and served as Chief Executive Officer. Computech was purchased by Price Waterhouse in 1985. Mr. Amoroso has a B.S. degree in Systems Engineering and a M.S. in Operations Research from the Polytechnic Institute of Brooklyn. Mr. Amoroso is also a director of Foundry Networks, Inc.

   Katrina A. Garnett founded CrossWorlds in April 1996, and has served as Chairman of CrossWorlds since October 1999 and a director since inception. In addition, Ms. Garnett served as President and Chief Executive Officer from inception until October 1999. Prior to founding CrossWorlds, Ms. Garnett served as Vice President and General Manager of the Distributed Objects and Connectivity Division at Sybase, Inc., a database software company, from October 1990 to April 1996. From 1986 to 1990, Ms. Garnett served in various technical management positions in the areas of workflow and workgroup applications at Oracle Corporation. Ms. Garnett has a B.S. degree in Industrial Engineering from State University of New York and an M.B.A. from Webster/IMEDE.

   Terence J. Garnett has served as a director of CrossWorlds since inception. Mr. Garnett has been a managing director of Garnett Capital since January 2000. Before starting Garnett Capital, Mr. Garnett was a Venture Partner with Venrock Associates, a venture capital firm, from April 1995 to December 1999. From October 1990 to August 1994, Mr. Garnett held a variety of management positions with Oracle Corporation, where he served as Senior Vice President, Worldwide Marketing and Business Development, Senior Vice President, New Media Group and was a member of the Executive Committee. Mr. Garnett holds a B.S. degree from the University of California Berkeley and an M.B.A. from the Stanford Graduate School of Business. Mr. Garnett is also a director of Niku Corporation and several other private companies.

   Andrew K. Ludwick has served as a director of CrossWorlds since June 1997. From 1995 to 1997, Mr. Ludwick served as CEO of Bay Networks, a networking company. Mr. Ludwick co-founded SynOptics Communications, a networking company, in 1985 and served as CEO from 1985 to 1995. Mr. Ludwick holds a B.A. degree from Harvard College and an M.B.A. from the Harvard Business School. Mr. Ludwick serves as a director of Foundry Networks, Inc. and several private companies.

   Albert A. Pimentel has been a director of CrossWorlds since March 1999. Mr. Pimentel has been a Partner of Redpoint Ventures since January 2001. From November 1996 to January 2001, Mr. Pimentel served as Senior Vice President of WebTV Networks, Inc., a provider of consumer Internet services and designer of Internet access appliances and a subsidiary of Microsoft Corporation. From June 1992 to October 1996, Mr. Pimentel served as Senior Vice President and Chief Financial Officer of LSI Logic Corporation, a leading provider of semiconductors. Mr. Pimentel serves as a director of ConXion Corporation, everSearch.com and NetCell Corporation.

   Colin F. Raymond has been a director of CrossWorlds since October 1999. Mr. Raymond has been a partner with Soros Private Equity Partners, a private investment management firm, since May 1999. From 1996 to 1999, Mr. Raymond was with Morgan Stanley Capital Partners, most recently as Vice President. Prior to that time, Mr. Raymond was employed by Wolfensohn & Co. and J.P. Morgan & Co. working in corporate finance and mergers and acquisitions. Mr. Raymond serves as a director of ARM Financial Group, Day International and a number of privately-held companies.

   Katrina A. Garnett, CrossWorlds Founder and Chairman of the Board of Directors, is married to Terence J. Garnett, a member of CrossWorlds' Board of Directors.

Meetings And Committees Of The Board Of Directors

   During the last fiscal year ended December 31, 2000, the Board met nine times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee and an Audit Committee.

   Frederick Gluck and Mr. Ludwick are the current members of the Compensation Committee. Following the Annual Meeting, another member of the Board will be appointed to replace Mr. Gluck on the Compensation Committee. The Compensation Committee held three meetings during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives.

   The Audit Committee is comprised of the following directors: Mr. Ludwick, Mr. Pimentel and Mr. Raymond. The Audit Committee held four meetings during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent public auditors, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and its system of internal accounting controls. The Audit Committee has a written charter, which is attached as Appendix A to this proxy statement.

Director Compensation

   Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and the grant of stock options, directors are not compensated for their services as directors.

   All non-employee directors participate in the 2000 Directors' Stock Option Plan. Under the 2000 Directors' Stock Option Plan, when each non-employee director first becomes a director, they receive nonstatutory options to purchase 25,000 shares. On the date of the annual meeting of stockholders each year, each non-employee director receives options to purchase an additional 5,000 shares if, on the annual stockholders meeting date, the director has served on CrossWorlds' Board for at least six months. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. These options have a ten-year term and vest at the rate of 1/12 of the total number of shares subject to the option per month. The exercise price of the options must be at least 100% of the fair market value of the common stock on The Nasdaq National Market on the date the option was granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability, or (3) within 90 days after the individual's term as director ends.

   If re-elected as a director, each of the non-employee nominees for director named in this proxy statement will receive an additional option grant for 5,000 shares on the date of the Annual Meeting.

   Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee has recommended, and the Board has approved, the appointment of KPMG LLP, as our independent auditors. KPMG LLP has served as our independent auditors since 1997. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

   A representative of KPMG LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS
                           FOR THE 2001 FISCAL YEAR.

                                  MANAGEMENT

                       Executive Officers and Directors

   The executive officers and directors of CrossWorlds on March 31, 2001 were:

           Name         Age Position(s)
           ----         --- ----------
   Alfred J. Amoroso...  51 Chief Executive Officer, President and Director
   Katrina A. Garnett..  39 Founder and Chairman of the Board of Directors
   Mark Bishof.........  41 Senior Vice President, Global Services
   James W. Budge......  34 Chief Financial Officer
   Arthur R. Matin.....  44 Senior Vice President, Global Sales and Marketing
   James G. Rowley.....  35 Senior Vice President, Engineering and Chief
                            Technology Officer
   Terence J. Garnett..  43 Director
   Frederick W. Gluck..  65 Director
   Andrew K. Ludwick...  55 Director
   Albert A. Pimentel..  45 Director
   Colin F. Raymond....  30 Director

   For the biographies of Mr. Amoroso, Ms. Garnett, Mr. Garnett, Mr. Ludwick, Mr. Pimentel and Mr. Raymond, please see the section entitled "Nominees for the Board of Directors" in proposal No. 1 above.

   Mark C. Bishof has served as Senior Vice President, Global Services for CrossWorlds since March 2000. Before joining CrossWorlds, Mr. Bishof held various positions at Deloitte Consulting including Partner, Communications Industry Practice, and Senior Manager from December 1993 to February 2000. From February 1988 to December 1993, Mr. Bishof served as an associate at Booz Allen & Hamilton, Inc. Mr. Bishof holds a B.S. degree in Computer Science from the University of Maryland.

   James W. Budge has served as Chief Financial Officer since January 2001. Mr. Budge served as Vice President, Finance and Controller for CrossWorlds from April 1999 to January 2001. Before CrossWorlds, Mr. Budge was Director of Finance at Hyperion Solutions, a software company, from August 1998 to April 1999. From September 1997 to August 1998, Mr. Budge was the Controller at Arbor Software, a software company which merged with Hyperion Software to become Hyperion Solutions. From July 1995 to September 1997, Mr. Budge was a Manager at Price Waterhouse, now PricewaterhouseCoopers, a business advisory services company. Mr. Budge holds a B.S. degree in Accounting and Finance from Brigham Young University.

   Arthur R. Matin has served as Senior Vice President, Global Sales and Marketing for CrossWorlds since May 2000. In May 2000, Mr. Matin assumed responsibility for business development. Mr. Matin served as Senior Vice President, Global Sales for CrossWorlds from January until May 2000. Before CrossWorlds, Mr. Matin served as Vice President of the industrial sector at IBM from January 1999 to January 2000. From 1980 to 1999, Mr. Matin held various other management positions at IBM, including General Manager, Industries, Asia Pacific, General Manager, Product Management, Asia Pacific and Vice President of Sales, Manufacturing Industry. Mr. Matin holds a B.A. in Biology from the University of Rochester and a M.B.A. from the University of Chicago.

   James G. Rowley assumed the responsibilities and title of Chief Technology Officer at CrossWorlds in September 2000, has served as Senior Vice President of Engineering since May 1999, and served as Vice President, Content Engineering from November 1998 to May 1999 and Vice President, Worldwide Sales consulting from January 1998 to November 1998. Before CrossWorlds, Mr. Rowley served as Vice President, Worldwide Field Application Engineering at Scopus Corporation, a software company, from January 1997 to January 1998. From January 1995 to January 1997, Mr. Rowley established a worldwide sales consulting group at Siebel Systems, a software company. From 1986 to January 1995, Mr. Rowley served in several management positions at Oracle Corporation. Mr. Rowley holds a B.A. degree and a M.B.A. from New York University.

   Frederick W. Gluck has served as a director of CrossWorlds since January 1998. Mr. Gluck is presently serving as a consultant to McKinsey & Company, Inc., an international management consulting firm. From 1995 to July 1998, Mr. Gluck served as Vice-Chairman and Director of the Bechtel Group. Mr. Gluck retired from Bechtel in July 1998. From 1967 to 1995, Mr. Gluck held various positions with McKinsey including Managing Director of the firm from 1988 to 1994. Mr. Gluck serves as a director for AMGEN, ACT Networks, HCA, SCIENT and several private companies.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows the common stock beneficially owned by (i) each person who is known by us to beneficia1ly own 5% or more of our outstanding common stock, (ii) each of the Named Executive Officers identified on page 11,
(iii) each of our directors and (iv) all officers and directors as a group, as of December 31, 2000. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after December 31, 2000. Percentage of beneficial ownership is based on 26,415,527 shares outstanding as of December 31, 2000. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13D's or 13G's, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2000. Except as otherwise noted, the address of each person listed in the table is c/o CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, CA 94010.

                                                         Amount and
                                                         Nature of  Percent of
                                                         Beneficial   Common
                    Name and Address                     Ownership    Stock
                    ----------------                     ---------- ----------
Entities affiliated with Soros Private Equity Partners    1,478,345    5.59%
 .......................................................
 c/o Soros Fund Management LLC
 Attn: Michael C. Neus, Esq.
 888 Seventh Avenue
 New York, NY 10106(1)

Alfred J. Amoroso(2)....................................  2,141,720    7.50%

Mark Bishof(3)..........................................    310,875    1.16%

Mark R. Kent(4).........................................    261,806    0.98%

Arthur R. Matin(5)......................................    417,125    1.55%

James G. Rowley(6)......................................    295,294    1.11%

Katrina A. Garnett(7)...................................  7,402,810   28.02%

Terence J. Garnett(8)...................................  6,069,478   22.98%

Frederick W. Gluck(9)...................................    142,346    0.54%

Andrew K. Ludwick(10)...................................    435,205    1.64%

Albert A. Pimentel(11)..................................    141,248    0.53%

Colin F. Raymond(12)....................................        --      --

All directors and executive officers as a group (11
 persons)............................................... 11,548,429   38.70%

--------
 (1) Includes 1,321,586 shares held by Quantum Industrial Partners LDC, 146,843 shares held by SFM Domestic Investments, LLC, 8,925 shares issuable upon exercise of a warrant issued to Quantum Industrial Partners LDC, and 991 shares issuable upon exercise of a warrant issued to SFM Domestic Investments LLC.

 (2) Beneficial ownership for Mr. Amoroso is comprised of 16,528 shares of common stock and 2,125,192 shares issuable upon the exercise of stock options held by Mr. Amoroso that are exercisable within 60 days of December 31, 2000. Excludes 100,000 shares of common stock held in trust for the benefit of Mr. Amoroso's children. Mr. Amoroso does not possess voting or dispositive power over the excluded shares.

 (3) Beneficial ownership for Mr. Bishof is comprised of 1,500 shares of common stock and 309,375 shares issuable upon the exercise of stock options held by Mr. Bishof that are exercisable within 60 days of December 31, 2000.

 (4) Beneficial ownership for Mr. Kent is comprised of 261,806 shares issuable upon the exercise of stock options held by Mr. Kent that are exercisable within 60 days of December 31, 2000.

 (5) Beneficial ownership for Mr. Matin is comprised of 1,500 shares of common stock and 415,625 shares issuable upon the exercise of stock options held by Mr. Matin that are exercisable within 60 days of December 31, 2000.

 (6) Beneficial ownership for Mr. Rowley is comprised of 29,833 shares of common stock and 265,461 shares issuable upon the exercise of stock options held by Mr. Rowley that are exercisable within 60 days of December 31, 2000.

 (7) Includes 6,069,478 shares held by a family trust and 1,333,332 shares held directly by Ms. Garnett. Excludes 333,332 shares of common stock held in trust for the benefit of Mr. And Ms. Garnett's children. Ms. Garnett does not possess voting or dispositive power over the excluded shares.

 (8) Includes 6,069,478 shares held by a family trust. Excludes 1,333,332 shares of common stock held by Ms. Garnett and 333,332 shares held in trust for the benefit of Mr. and Ms. Garnett's children. Mr. Garnett does not possess voting or dispositive power over the excluded shares.

 (9) Includes 8,264 shares issuable upon exercise of a warrant issued to Mr. Gluck on February 2, 2000. Beneficial ownership for Mr. Gluck is comprised of 134,082 shares of common stock and 8,264 shares issuable upon the exercise of warrants held by Mr. Gluck that are exercisable within 60 days of December 31, 2000.

(10) Beneficial ownership for Mr. Ludwick is comprised of 393,539 shares of common stock and 41,666 shares issuable upon the exercise of stock options held by Mr. Ludwick that are exercisable within 60 days of December 31, 2000.

(11) Excludes 6,408 shares of common stock held in trust for the benefit of Mr. Pimentel's children.

(12) Excludes 1,321,586 shares held by Quantum Industrial Partners LDC, 146,843 shares held by SFM Domestic Investments, LLC, 8,925 shares issuable upon exercise of a warrant issued to Quantum Industrial Partners LDC, and 991 shares issuable upon exercise of a warrant issued to SFM Domestic Investments LLC. Mr. Raymond disclaims beneficial ownership of these shares except for his pecuniary interest in Quantum Industrial Partners, LDC and SFM Domestic Investments LLC.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2000, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2000 (the "Named Executive Officers"); and (c) the compensation received by each of these people for the two preceding fiscal years.

                          Summary Compensation Table

                                                                     Long-Term
                                                                    Compensation
                                          Annual Compensation          Awards
                                     ------------------------------ ------------
                                                       Other Annual  Securities
                              Fiscal  Salary   Bonus   Compensation  Underlying
  Name & Principal Position    Year   ($)(1)   ($)(2)     ($)(3)    Options (#)
  -------------------------   ------ -------- -------- ------------ ------------
Alfred J. Amoroso............  2000  $499,991 $250,000  $1,376,431     313,614
 President and Chief
  Executive Officer            1999   115,530  457,065               2,125,192

Mark Bishof(4)...............  2000   226,042  151,189                 480,210
 Senior Vice President,
  Global Services

Mark R. Kent(5)..............  2000   275,000  154,003                 167,133
 Former Senior Vice President  1999   136,719   59,259                 399,999
 and Chief Financial Officer

Arthur R. Matin..............  2000   250,000  566,347                 656,598
 Senior Vice President,
 Global Sales and Marketing

James G. Rowley..............  2000   275,000  153,365      51,343     284,069
 Senior Vice President,        1999   165,583   78,902                 204,999
 Engineering and Chief
 Technology Officer

--------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Bonuses are reported in the fiscal year in which they were earned. Mr. Amoroso's 1999 bonus amount includes his $400,000 sign-on bonus. Mr. Matin's 2000 bonus amount includes his $300,000 sign-on bonus.

(3) Amounts reported for fiscal year 2000 consist of:

  . forgiveness of amounts due under a loan from the Company to assist in the purchase of a home in connection with a relocation for Mr. Amoroso, $726,181, and forgiveness of amounts due under an unsecured loan to Mr. Rowley, $51,073, and

  .  moving expenses paid to Mr. Amoroso, $649,531.

(4) Mr. Bishof joined CrossWorlds in March 2000.

(5) Mr. Kent resigned as an officer of CrossWorlds in January 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                       Individual Grants(1)
                         ------------------------------------------------
                                                                          Potential Realizable
                                      Percent of                            Value at Assumed
                          Number of  Total Options                        Annual Rates of Stock
                         Securities   Granted to                           Price Appreciation
                         Underlying  Employees in  Exercise of             For Option Term(2)
                           Options      Fiscal     Base Price  Expiration ---------------------
          Name           Granted (#)  Year (%)(3)   ($/sh)(4)     Date      5% ($)    10% ($)
          ----           ----------- ------------- ----------- ---------- ---------- ----------
Alfred J. Amoroso.......   313,614       4.92%       $5.4375    12/13/10  $1,072,439 $2,717,771

Mark Bishof.............   250,000       3.92          14.00     3/17/10   2,201,131  5,578,099
                            50,000        .78          10.00     5/31/10     314,447    796,871
                            75,000       1.18          16.00     8/23/10     754,674  1,912,491
                           105,210       1.65         5.4375    12/13/10     359,778    911,747

Mark R. Kent............    75,000       1.18          16.00     8/23/10     754,674  1,912,491
                            92,133       1.44         5.4375    12/13/10     315,059    798,422

Arthur R. Matin.........   400,000       6.27           9.00     1/12/10   2,264,021  5,737,473
                           125,000       1.96          16.00     8/23/10   1,257,789  3,187,485
                           131,598       2.06         5.4375    12/13/10     450,014  1,140,425

James G. Rowley.........    72,000       1.13           9.00     1/12/10     407,524  1,032,745
                           125,000       1.96          16.00     8/23/10   1,257,789  3,187,485
                            87,069       1.37         5.4375    12/13/10     297,742    754,538

--------
(1) Options vest 12.5% after the first six months of service and ratably each month over the remaining 42-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change of control transactions, options held by Mr. Amoroso, Mr. Bishof, Mr. Matin, and Mr. Rowley shall be exercisable to the extent set forth in "Transactions with Management" on pages 13 to 17.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The Company granted stock options representing 6,376,228 shares to employees in the last fiscal year.

(4) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year that ended The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of "in-the-money" stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year. No options were exercised by a Named Executive Officer during the 2000 fiscal year.

                               Number of Unexercised     Value of Unexercised
                                    Options at          In-the-Money Options at
                               December 31, 2000 (#)   December 31, 2000 ($)(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Alfred J. Amoroso...........  1,184,352    1,254,454     $   --       $   --
Mark Bishof.................     61,458      418,752         --           --
Mark R. Kent................    207,292      359,840         --           --
Arthur R. Matin.............    130,208      526,390         --           --
James G. Rowley.............    184,057      338,344      19,534       17,969

--------
(1) Based on the $4.125 per share closing price of our common stock on The Nasdaq Stock Market on December 29, 2000, less the exercise price of the options.

                         TRANSACTIONS WITH MANAGEMENT

 Executive Officer Change of Control Agreement

   On January 27, 2000, CrossWorlds' board of directors approved a change of control agreement with CrossWorlds' executive officers. Under the terms of the agreement, 25% of each officer's remaining unvested options or shares of restricted stock shall vest upon a change of control of CrossWorlds.

   If options or restricted shares are assumed by a successor corporation and an officer is involuntarily terminated within one year of the change of control, then such officer will receive the following accelerated vesting and severance payments subject to the restrictions described in the change of control agreement or applicable stock option plan:

    . outstanding stock options shall become immediately vested and exercisable in an amount equal to 12 months of further vesting of each award at the rate specified in the applicable stock option or stock purchase agreement; and

    . six months of regular monthly salary plus target bonus, and six months of consolidated omnibus budget reconciliation act payments.

   If options or restricted shares are not assumed by a successor corporation, the officer will receive accelerated vesting under the terms of the applicable stock option plan. Such terms are set forth on page 21 in the section titled "Stock Plan Information."

 Arthur R. Matin Employment Agreement--Basic Compensation

   On January 1, 2000, CrossWorlds and Arthur R. Matin entered into an employment agreement which provides that Mr. Matin became CrossWorlds' senior vice president of worldwide sales. This employment agreement established Mr. Matin's base salary at $20,833.33 per month and provides for the payment of a sign-on bonus of $300,000 to be paid on or before March 1, 2000. This payment was subsequently deferred and was paid on April 28, 2000. Mr. Matin was also be eligible to earn a target bonus of up to $225,000, which he did earn.

 Arthur R. Matin Employment Agreement--Options

   Under the terms of the employment agreement, Mr. Matin was granted options to purchase 400,000 shares of CrossWorlds' common stock, 50,000 of which vested immediately when Mr. Matin began working for us and 350,000 of which vest in equal monthly installments over 48 months from the date of Mr. Matin's employment. If Mr. Matin's employment is terminated by CrossWorlds without a determination by CrossWorlds' board of directors that Mr. Matin has engaged in:

  .  willful misconduct which damages CrossWorlds;

  .  misappropriation of CrossWorlds' assets; or

  . has been convicted of, or entered a plea of guilty or no contest to a felony; or

if he resigns within 60 days of:

  .  any reduction in his base salary or target bonus;

  .  any material reduction in his benefits;

  . a change in his position with CrossWorlds or a successor company which materially reduces his duties or level of responsibility; or

  . any requirement, without his consent, that he relocate his place of employment by more than 35 miles from his then current office;

then the number of shares that would have vested over the next 12 months, shall vest immediately.

 Arthur R. Matin Employment Agreement--Severance Benefits

   Mr. Matin is also entitled to severance payments of six months' base salary plus one-half of his annual target bonus, together with six months of medical insurance payments for him and his eligible dependents, if he is terminated or if he resigns under the conditions listed above.

 Arthur R. Matin Employment Agreement--Change of Control Benefits

   Following a change in control of CrossWorlds, all of Mr. Matin's options, except those granted in August and December 2000, vest immediately. Following a change of control, the options granted to Mr. Matin in August 2000 shall immediately vest an additional amount equal to twelve months of further vesting. The December 2000 options have the same change of control benefits as the other executive officers as set forth under "Executive Officer Change of Control Agreement" on page 13. If Mr. Matin is terminated or if he resigns under the conditions listed above within one year after a change of control, then he shall be entitled to nine months' base salary plus three quarters of his annual target bonus, together with nine months of medical insurance payments for him and his eligible dependents.

 Mark R. Kent--Separation Agreement

   In March 2001, we entered into a Separation Agreement and Mutual Release with Mr. Kent that provided:

  .  Mr. Kent confirmed his resignation as an officer in January 2001,

  .  Mr. Kent terminated his employment effective March 2001,

  . Mr. Kent will consult for CrossWorlds from March to July 2001 in exchange for a $15,000 per month retainer and

  . Mr. Kent's options will continue to vest at 50% of the current rate until July 15, 2001.

 James W. Budge--Change of Control Benefits

   Following a change of control, all of Mr. Budge's options granted through October 1999 vest immediately. All options granted after October 1999 have the same change of control benefits as the other executive officers as set forth under "Executive Officer Change of Control Agreement" on page 13. In addition, following a change of control, the options granted to Mr. Budge in August 2000 shall immediately vest an additional amount equal to twelve months of further vesting.

 Alfred J. Amoroso Employment Agreement--Basic Compensation

   On October 5, 1999, CrossWorlds and Alfred J. Amoroso entered into an employment agreement under which Mr. Amoroso became CrossWorlds' president and chief executive officer. This employment agreement established:

  .  Mr. Amoroso's base salary at $41,666.66 per month, and

  . provides for a sign-on bonus of $400,000 to be paid on or before March 1, 2000. A portion of the sign-on bonus was deferred until June 30, 2000.

   Mr. Amoroso became eligible for a pro rata target bonus of $250,000 based on the number of weeks of actual employment in 1999 and a full annual target bonus of $250,000 for the year 2000. Mr. Amoroso will be eligible to receive an annual bonus equal to at least 50% of his base salary beginning in 2001.

   CrossWorlds also provided Mr. Amoroso with relocation expenses and temporary living costs:

  .  temporary living costs and relocation expenses totaled $649,531 and

  .  a moving assistance loan of $1,500,000.

   The loan is a non-recourse secured promissory note. The principal and interest will be forgiven in equal monthly installments over a period of 48 months, beginning the date of his employment and continuing for the term of his employment. CrossWorlds will also make periodic bonus payments to Mr. Amoroso. These bonus payments, after taxes, are intended to pay for Mr. Amoroso's tax payments and interest on the loan, relocation expenses and temporary living costs. If Mr. Amoroso is terminated, or if he resigns under the conditions listed below, CrossWorlds will forgive an additional 12 months of loan and accumulated interest payments.

 Alfred J. Amoroso Loan

   In April 2000, we entered into a secured loan agreement with Mr. Amoroso. The terms of the secured loan agreement are the same as set forth in his employment agreement.

 Alfred J. Amoroso Employment Agreement--Options

   Under the terms of his employment agreement, Mr. Amoroso was granted an option to purchase 1,328,245 shares of CrossWorlds' common stock which vest monthly in equal installments over forty-eight months. Mr. Amoroso was granted an additional option to purchase 796,947 shares of CrossWorlds' common stock which vest monthly in equal installments over 48 months. Upon the effectiveness of our initial public offering, the option to purchase 796,947 shares became fully vested and exercisable.

 Alfred J. Amoroso Employment Agreement--Severance Benefits

   If Mr. Amoroso's employment is terminated without a determination by CrossWorlds' board of directors that Mr. Amoroso has engaged in:

  .  willful misconduct which damages CrossWorlds;

  .  misappropriation of CrossWorlds' assets; or

  . has been convicted of, or entered a plea of guilty or no contest to, a felony; or

he resigns within sixty days of:

  .  any reduction in his base salary or target bonus;

  .  any material reduction in his benefits;

  . a change in his position with CrossWorlds or a successor company which materially reduces his duties or level of responsibility; or

  . any requirement, without his consent, that he relocate his place of employment by more than 35 miles from his then current office;

then Mr. Amoroso shall vest in that number of shares that would have vested over the next 12 months from the date of termination. If Mr. Amoroso's employment with CrossWorlds is terminated, or if he resigns under the conditions listed above, then CrossWorlds shall pay Mr. Amoroso a lump sum severance equal to the sum of:

  .  twelve months of his base salary plus

  . his annual target bonus, together with one year of medical insurance premium payments for him and his eligible dependents.

CrossWorlds will also forgive Mr. Amoroso's repayment of the moving assistance loan for twelve months. Finally, if there is a change of control during the period of Mr. Amoroso's employment, then each of his outstanding options, except those granted in December 2000, will become fully vested and CrossWorlds' repurchase right will lapse. The options granted to Mr. Amoroso in December 2000 have the same change of control benefits as the other executive officers as set forth under "Executive Officer Change of Control Agreement" on page 13.

 Mark C. Bishof--Basic Compensation

   On February 18, 2000, CrossWorlds and Mark C. Bishof entered into an offer letter agreement which provides that Mr. Bishof would become senior vice president of global services. This offer letter agreement established Mr. Bishof's base salary at $22,916.67 per month and provides that Mr. Bishof would also be eligible to earn a target bonus for fiscal 2000 of up to $137,500.

 Mark C. Bishof--Options

   Under the terms of the offer letter agreement, Mr. Bishof was granted options to purchase 250,000 shares of common stock, 31,250 of which vest in six months and 218,750 of which vest in equal monthly installments over 48 months from the date of Mr. Bishof's employment.

 Mark C. Bishof--Severance Benefits

   Mr. Bishof was entitled to a cash payment of $206,250 if we terminated his employment before March 6, 2001. Mr. Bishof's employment has not been terminated, and no payment was ever made.

 Mark Bishof Loan

   In March 2000, CrossWorlds approved a loan of $50,000 to CrossWorlds' senior vice president, global services, Mark Bishof, which CrossWorlds will forgive at the rate of 1/24th per month over 24 months based on his continued employment with us. CrossWorlds amended its loan agreement with Mr. Bishof to provide that Mr. Bishof's loan is forgiven upon a change of control of CrossWorlds.

 James G. Rowley Loan

   In January 2000, CrossWorlds approved a loan of $100,000 to CrossWorlds' senior vice president, engineering, James G. Rowley, which CrossWorlds will forgive at the rate of 1/24th per month over 24 months based on his continued employment with us. CrossWorlds amended its loan agreement with Mr. Rowley to provide that Mr. Rowley's loan is forgiven upon a change of control of CrossWorlds.

 Barton S. Foster Loan

   In November 1999, CrossWorlds loaned $150,000 to CrossWorlds' senior vice president, marketing and business development, Barton S. Foster. In exchange, CrossWorlds received a secured promissory note, secured by real property. In January 2000, CrossWorlds approved the forgiveness of Mr. Foster's loan at the rate of 1/24th per month over 24 months based on his continued employment with us. CrossWorlds amended its loan agreement with Mr. Foster to provide that Mr. Foster's loan is forgiven upon a change of control of CrossWorlds. In January 2000, CrossWorlds approved the release of the real property securing Mr. Foster's loan. In May 2000, CrossWorlds and Mr. Foster amended the loan terms as part of our memorandum of understanding with Mr. Foster, described below.

 Barton S. Foster Memorandum of Understanding

   In May 2000, we entered into a memorandum of understanding with Mr. Foster under which:

  .  Mr. Foster resigned as an officer,

  . Mr. Foster consulted for CrossWorlds from May to August 2000 for up to 20 hours per week at a rate of $21,875 per month and from August to November 2000 for up to 10 hours per week at a rate of $10,938 per month,

  . we agreed to pay Mr. Foster's health insurance premiums for up to six months,

  . Mr. Foster's options continued to vest monthly at the current rate until August 2, 2000 and

  . we continued to forgive the loan to Mr. Foster at a monthly rate of $6,250 until November 2, 2000 and Mr. Foster was due to pay the outstanding balance of the loan on December 31, 2000.

   Later in May 2000, we entered into a consulting services and resignation agreement that replaced the memorandum of understanding. The terms of the agreement are the same as the terms in the memorandum of understanding.

 Prashant Gupta Loan

   In March 2000, CrossWorlds approved a loan of $100,000 to CrossWorlds' chief technology officer, Prashant Gupta, which CrossWorlds will forgive at the rate of 1/24th per month over 24 months based on his continued employment with us. CrossWorlds amended its loan agreement with Mr. Gupta to provide that Mr. Gupta's loan is forgiven upon a change of control of CrossWorlds.

 Prashant Gupta Severance Agreement

   In August 2000, we entered into an agreement with Mr. Gupta under which:

  .  Mr. Gupta resigned as an officer,

  . Mr. Gupta consulted for CrossWorlds from September to December 2000 in exchange for $11,458 per month plus a $136,764 performance bonus,

  .  we agreed to pay Mr. Gupta's health insurance premiums through December
     2000,

  . Mr. Gupta's options continued to vest monthly at 50% of the current rate until December 31, 2000 and

  . we continued to forgive the loan to Mr. Gupta at a monthly rate of $4,167 plus interest until December 31, 2000 when Mr. Gupta was due to pay the outstanding balance of the loan.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company's executive officers during the fiscal year that ended December 31, 2000. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our stock plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

   Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

   The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

   We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position, his or her performance and responsibilities, and internal comparability considerations. In addition, the Board of Directors has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

   Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

   Alfred J. Amoroso has served as our President and Chief Executive Officer since October 1999. On October 5, 1999, CrossWorlds entered into an employment agreement with Mr. Amoroso to become President and Chief Executive Officer of CrossWorlds. All aspects of Mr. Amoroso's fiscal year 1999 and fiscal year 2000 compensation were governed by this employment agreement. The Board of Directors approved Mr. Amoroso's employment agreement after an extensive search had been conducted by the Board with the assistance of an executive search firm. In determining the final compensation amount, we focused on the importance of having a President and Chief Executive Officer with an outstanding business and leadership record. We also reviewed Mr. Amoroso's compensation package in comparison with the compensation packages of executives with comparable experience who had been hired externally and received packages intended to compensate them partially for amounts forfeited from their former employers. The terms of Mr. Amoroso's employment agreement are summarized in the section entitled "Transactions with Management."

   The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Amoroso's 2001 salary and 2000 stock option grant. Effective January 1, 2001, the Compensation Committee increased Mr. Amoroso's base salary to $535,000 to remain competitive with salaries paid to individuals with comparable experience. The Compensation Committee has determined that it will base Mr. Amoroso's fiscal year 2001 cash-based incentive compensation on the Company's performance against plan for the 2001 fiscal year. The Compensation Committee based Mr. Amoroso's fiscal year 2000 long-term incentive compensation on maintaining parity with long-term incentive compensation granted to other executive officers of the Company.

Deductibility of Executive Compensation

   The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the 1997 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                            Compensation Committee:

                              Andrew K. Ludwick
                              Frederick W. Gluck

Compensation Committee Interlocks and Insider Participation

   Messrs. Ludwick and Gluck, who are outside directors, served on the Compensation Committee in 2000. No director or executive officer of CrossWorlds serves on the compensation committee of the board of directors of any company for which Messrs. Ludwick or Gluck serve as an executive officer.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the CrossWorlds' Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in January 2000. The members of the Audit Committee are Messrs. Pimentel, Ludwick and Raymond. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

   The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent auditors. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

   The Audit Committee held four meetings during the fiscal year 2000. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and the Company's independent auditors, KPMG LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2000 with management and the independent auditors.

   The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from CrossWorlds Software, Inc. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence and believes such services are compatible with maintaining the auditor's independence.

   Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                               Audit Committee:

                                 Albert A. Pimentel
                                 Andrew K. Ludwick
                                 Colin F. Raymond

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

   For the fiscal year ended December 31, 2000, KPMG LLP, our independent auditor and principal accountant, billed the fees set forth below.

   Audit Fees......................................................... $201,000
   Financial Information Systems and Design
     Implementation Services.......................................... $    --
   All Other Fees
     Tax Services..................................................... $ 29,055
     Registration Statements.......................................... $385,500
                                                                       --------
   Total Fees......................................................... $615,555
                                                                       ========

                            STOCK PLAN INFORMATION

   The Company maintains five stock plans: the 2000 Non-Executive Stock Plan (Non-Executive Plan), the 2000 Directors' Stock Option Plan (Directors' Plan), the 1999 Executive Stock Plan (Executive Plan), the 1997 Stock Plan (1997
Plan) and the 1996 Stock Plan (1996 Plan). The Board of Directors adopted the Non-Executive Plan in December 2000. The Company does not intend to grant any additional options or stock purchase rights under either the Executive Plan or the 1996 Plan.

   Executive officers are not eligible to receive grants under the Non-Executive Plan or Directors' Plan. Options granted under the Non-Executive Plan are either nonstatutory stock options or stock purchase rights. Options granted under the 1997 Plan are usually granted as incentive stock options to the extent allowable under Section 422 of the Internal Revenue Code, with the remaining options being nonstatutory stock options. For a description of the Directors' Plan, please see "Director Compensation" in proposal No.1 on page 7.

   Options granted under the Non-Executive Plan and 1997 Plan are typically granted with a four-year vesting schedule and typically expire 90 days after the optionee's termination date or seven to ten years after the grant date, whichever is sooner.

   If there is a sale of all or substantially all of the assets of CrossWorlds, or a merger of CrossWorlds with another corporation, then the successor corporation may assume each option and stock purchase right or substitute an equivalent award. If the successor corporation refuses to assume or substitute for an outstanding award, each award granted under the Non-Executive Plan, the Executive Plan, the 1997 Plan and the 1996 Plan shall become fully vested and exercisable before the effective date of the transaction. Furthermore, under the Non-Executive Plan and 1997 Plan, if the successor corporation assumes or substitutes outstanding awards, and an option holder's employment with CrossWorlds is involuntarily terminated for reasons other than cause within one year following a merger or sale of assets, the option holder will receive 12 months of further vesting of each award granted under those plans at the rate specified in the applicable stock option or stock purchase agreement.

   As of December 31, 2000, 2,200,000 and 7,893,074 shares were reserved for issuance, 1,152,042 and 7,586,872 shares had been exercised or were outstanding, and 1,047,958 and 306,202 shares were available for grant under the Non-Executive Plan and the 1997 Plan, respectively.

   The Company also maintains a 2000 Employee Stock Purchase Plan (Purchase
Plan) under which it has reserved a total of 750,000 shares, of which 546,325 remain available for grant as of December 31, 2000. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and is comprised of a series of overlapping 24 month offering periods. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation, at a price equal to the lower of 85% of the fair market value of CrossWorlds' common stock at the beginning of each offering period or at the end of each purchase period.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for our stock since June 1, 2000 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of The Nasdaq National Market Composite Index and the JP Morgan H & Q Technology Index. The graph assumes that $100 was invested on June 1, 2000, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $10.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG CROSSWORLDS SOFTWARE, INC., THE NASDAQ
                     STOCK MARKET COMPOSITE INDEX AND THE
                       JP MORGAN H & Q TECHNOLOGY INDEX

                           [STOCK PERFORMANCE GRAPH]

                                              Cumulative Total Return
                         -----------------------------------------------------------------
                         6/1/00 6/30/00 7/31/00 8/31/00 9/30/00 10/31/00 11/30/00 12/31/00
                         ------ ------- ------- ------- ------- -------- -------- --------
CROSSWORLDS SOFTWARE,
 INC. ..................  $100   $179    $165    $217    $195     $115     $42      $41
NASDAQ STOCK MARKET
 (U.S.).................   100    118     111     124     108       99      77       72
JP MORGAN H & Q
 TECHNOLOGY.............   100    115     107     126     112      102      73       73

--------
* $100 invested on 6/1/00 in stock or on 5/31/00 in index--including reinvestment of dividends. Fiscal year ended December 31.

Section 16 Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

Other Matters

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ James W. Budge
                                          James W. Budge
                                          Chief Financial Officer and
                                           Assistant Secretary

April 23, 2001
Burlingame, CA

                                                                     APPENDIX A

                          CROSSWORLDS SOFTWARE, INC.

                 AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Purpose

   The purpose of the Audit Committee established pursuant to this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and any internal and external audits of CrossWorlds Software, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

   In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

Charter Review

   The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

   The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an independent director to the extent required by Rule 4310 and Rule 4460 of the National Association of Securities Dealers, Inc. ("NASD").

   Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

   The Audit Committee will meet separately with the Principal Executive Officer and separately with the Principal Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other such times as it deems appropriate, to review the independent auditors' examination and management report.

   At each of its meetings, to the extent appropriate based on the point in time of the meeting during the Company's fiscal year, the Audit Committee shall take such actions as may be necessary or desirable to carry out its responsibilities (as set forth below).

Responsibilities

   The responsibilities of the Audit Committee shall include:

   1. Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

   2. Reviewing the plan for the audit and related services at least annually;

   3. Reviewing audit results and annual and interim financial statements;

   4. Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard 1;

   5. Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

   6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

   7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

   8. Overseeing the effectiveness of the internal audit function;

   9. Overseeing the Company's compliance with the Foreign Corrupt Practices
      Act;

  10. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  11. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

   Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

   The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board of Directors. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

                                  APPENDIX B

                                  DETACH HERE

                                     PROXY

                          CROSSWORLDS SOFTWARE, INC.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF CROSSWORLDS SOFTWARE, INC.
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2001

    The undersigned stockholder of CrossWorlds Software, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual
                  ---------
Meeting of Stockholders and Proxy Statement, each dated April 23, 2001, and hereby appoints Alfred J. Amoroso and James W. Budge or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 22, 2001 at 10:00 a.m., local time, at the Sheraton Gateway Hotel, 600 Airport Boulevard, Burlingame, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) "FOR" the election of Directors; (2) "FOR" the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and as said proxies deem advisable on such matters as may come before the meeting.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                          -----------

                                  DETACH HERE

   Please mark
[X]votes as in
   this example.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) "FOR" the election of Directors; (2) "FOR" the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and as said proxies deem advisable on such other matters as may come before the meeting.

1. Election of Directors.
   Nominees: (01) Alfred J. Amoroso, (02) Katrina A. Garnett,
             (03) Terence J. Garnett, (04) Andrew K. Ludwick,
             (05) Albert A. Pimentel, (06) Colin F. Raymond.

 FOR ALL                  WITHHELD
NOMINEES [_]              FROM ALL [_]
                          NOMINEES


[_] _____________________________________________
(INSTRUCTION: To withhold authority to
vote for any individual nominee, write
that nominee's name in the space provided above.)

                                                           FOR  AGAINST  ABSTAIN
2.  Proposal to ratify the appointment of                  [_]    [_]      [_]
    KPMG LLP as the independent auditors
    of the Company for the fiscal year ending
    December 31, 2001.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [_]

                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [_]

                           This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:______________ Date:_________ Signature:_______________ Date:_________